EXHIBIT
                                                                          21.1
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                          WEINGARTEN REALTY INVESTORS
                    LIST OF SUBSIDIARIES OF THE REGISTRANT



                                      STATE OF INCORPORATION
                                      ----------------------
SUBSIDIARY
------------------------------------

Weingarten Realty Management Company  Texas
Weingarten/Nostat, Inc.               Texas
Weingarten/Lufkin, Inc.               Texas
WRI/Post Oak, Inc.                    Texas
Weingarten Properties Trust           N/A
Main/O.S.T., Ltd.                     N/A
Phelan Boulevard Venture              N/A
Northwest Hollister Venture           N/A
WRI/Interpak Venture                  N/A
East Town Lake Charles Co.            N/A
Alabama-Shepherd Shopping Center      N/A
Sheldon Center, Ltd.                  N/A
Jacinto City, Ltd.                    N/A
Weingarten/Finger Venture             N/A
Rosenberg, Ltd.                       N/A
Eastex Venture                        N/A
GJR/Weingarten River Pointe Venture   N/A
GJR/Weingarten Little York Venture    N/A
WRI/Palans Joint Venture              N/A
South Loop Long Wayside Company       N/A
Lisbon St. Shopping Trust             N/A
WRI/Crosby                            N/A
WRI/Dickinson                         N/A
Market at Town Center-Sugarland       N/A
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